Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-228973 of our report dated November 5, 2018 (January 25, 2019 as to the stock dividend described in Note 1) relating to the consolidated financial statements of Twin River Worldwide Holdings, Inc. and subsidiaries appearing in the prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such prospectus.

/s/ Deloitte & Touche LLP

Parsippany, New Jersey

January 25, 2019